EXHIBIT 99.1

MicroVision Receives Nasdaq Global Market Listing Deficiency Notice

REDMOND, Wash., April 09, 2020 (GLOBE NEWSWIRE) -- MicroVision, Inc. (Nasdaq: MVIS) announced today that it received a notice on April 8, 2020 from The Nasdaq Stock Market advising the company that for 30 consecutive business days preceding the date of the notice, the market value of the company’s listed common stock was less than $50,000,000, the minimum market value required for continued listing on The Nasdaq Global Market pursuant to Nasdaq’s listing requirements. In accordance with Nasdaq’s listing rules, the company has 180 calendar days, or until October 5, 2020, to regain compliance with this requirement. This notification is simply a notice of deficiency, not of imminent delisting, and has no current effect on the listing or trading of MicroVision’s common stock on The Nasdaq Global Market at this time.

During the 180-day compliance period, MicroVision can regain compliance if the market value of the Company’s listed common stock is at least $50,000,000 for a minimum of ten consecutive business days. If the company does not regain compliance by October 5, 2020, Nasdaq will notify the company that its securities are subject to delisting.

As previously announced, the company also is not currently in compliance with the minimum $1.00 per share bid price requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq’s listing requirements and has until June 9, 2020 to regain compliance with this requirement. The failure to regain compliance with either the minimum market value or the minimum bid price requirements prior to their respective deadlines may cause the company’s securities to be subject to delisting.

The company is monitoring the market value and bid price of its listed common stock. The company continues to execute its business plan and will consider other actions that it may take in order to regain compliance with the listing requirements.

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

Extensive research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and has been included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Washington.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-looking Statements

Certain statements contained in this release, including those relating to MicroVision’s expectations, intentions or strategies, adaptability of applications and technology solutions are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: the risk that MicroVision may not regain compliance with the continued listing standards of the Nasdaq Stock Market; capital market risks; our ability to raise additional capital when needed; market acceptance of our technologies and products, and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets or the company; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Additional Information

Additional information relating to MicroVision can be found on EDGAR at www.sec.gov.

Contact:

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com